UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 10, 2016

Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On March 10, 2016 (the “Consent Date”), the holders (the “Holders”) of a majority of the issued and outstanding shares of common stock, par value $0.015 per share (“Common Stock”), of Dolphin Digital Media, Inc., a Florida corporation (the “Company”), executed a written consent, approving an amendment to the Company’s Articles of Incorporation (the “Amendment”) to effect a reverse stock split of the outstanding shares of Common Stock on the basis of twenty (20) old shares for one (1) new share of Common Stock (the “Reverse Stock Split”).  The Holders collectively voted an aggregate of 56,137,074 shares of Common Stock, representing approximately 52.5% of the 106,841,992 issued and outstanding shares of Common Stock entitled to vote on the Reverse Stock Split on the Consent Date, “for” the Reverse Stock Split.  No votes were cast “against” the Reverse Stock Split and there were no abstentions or broker non-votes.

On March 18, 2016, the Company filed a preliminary Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that describes the Reverse Stock Split in detail.  Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split (to be effected by the Amendment) will not be effective sooner than twenty calendar days after the mailing of the definitive Information Statement to the Company’s shareholders.  The Company anticipates effecting the Reverse Stock Split immediately following the twenty calendar-day period, at which time the Company will file a Current Report on Form 8-K which will include the Amendment filed with the Department of State of the State of Florida as an exhibit.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

Dated: March 31, 2016	By:	/s/ Mirta Negrini
Mirta Negrini
Chief Financial Officer

2